SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2004

SIERRA HEALTH SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	1-8865	88-0200415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2724 North Tenaya Way
Las Vegas, Nevada    89128
(Address of Principal Executive Offices Including Zip Code)

(702) 242-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

On Tuesday, May 18, 2004, Sierra Health Services, Inc., or Sierra, issued a press release announcing that its subsidiary, Sierra Military Health Services, Inc., or SMHS, will experience higher than expected income for the second quarter of 2004, as a result of one-time settlements on certain contractual matters, including change orders and bid price adjustments, along with SMHS' sale of certain assets to Health Net Federal Services, or Health Net. These one-time settlements will result in additional income for the second quarter of over $12 million on a pre-tax basis or approximately $8 million after tax.

In May, SMHS settled certain outstanding contract modifications, including the TRICARE for Life contract change order, initiated in October 2001, which expanded health benefits to retired military personnel and families over the age of 65. Additionally, in April, SMHS finalized a definitive agreement with Health Net to provide certain transition services and to sell certain assets associated with its TRICARE business, including its provider network.

SMHS is in the final year of its TRICARE managed care support contract with the Department of Defense. SMHS will continue to administer managed care support services to 710,000 eligible beneficiaries in TRICARE Northeast Region 1 through August 31, 2004, followed by a phase out of activities for a period of six months thereafter.

Statements made above that are not historical facts are forward-looking and based on management's projections, assumptions and estimates; actual results may vary materially. Forward-looking statements are subject to certain risks and uncertainties, which include but are not limited to: 1) potential adverse changes in government regulations, contracts and programs, including TRICARE, Medicare, Medicaid and legislative proposals to eliminate or reduce ERISA pre-emption of state laws that would increase potential managed care litigation exposure; 2) competitive forces that may affect pricing, enrollment, renewals and benefit levels; 3) unpredictable medical costs, malpractice exposure, reinsurance costs and inflation; 4) impact of economic conditions; 5) changes in healthcare reserves; 6) our failure to obtain an extension of the Medicare Social HMO contract; and 7) the amount of actual proceeds to be realized from the note receivable related to the sale of the workers' compensation insurance operation. Further factors concerning financial risks and results are contained in our Annual Report on Form 10-K for the year ended December 31, 2003. Such statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and identify important risk factors that could cause our actual results to differ materially from those expressed in any projected, estimated or forward-looking statements relating to Sierra.

Consequently, all of the forward-looking statements made above are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Sierra will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Sierra or its business or operations. Sierra assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA HEALTH SERVICES, INC.

(Registrant)

Date: May 18, 2004

/S/ PAUL H. PALMER

Paul H. Palmer
Senior Vice President Chief Financial Officer and Treasurer (Chief Accounting Officer)